                                  Exhibit 11


                  FORM OF APPLICATION FOR SPOUSE INSURANCE SI
                            (GROUP CONTRACT 10917)
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                                [PARAGON LOGO]
APPLICATION FOR                                       SPOUSE APPLICATION
GROUP INSURANCE
WITH: ELIGIBILITY FOR INSURANCE COVERAGE UNDER THE APPLICATION IS LIMITED TO EMPLOYEES ACTIVELY AT WORK FOR WAGES, AT LEAST THIRTY (30) HOURS PER WEEK ON THE DATE OF THIS
                                              APPLICATION.


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Spouse Name ________________________________________________
(Proposed Insured)  Last      First      MI        Maiden
Mailing Address ____________________________________________

                ____________________________________________
                      City            State         Zip

Daytime Phone (___)_________________________________________

Employee Name ______________________________________________
                    Last         First              MI
Sponsoring Employer ________________________________________


Social Security No: ________-________-________

Date of Birth ________________/_______/_______      [_] Male
                     M            D       Y         [_] Female

Employee Annual Salary ________________________________

Employee Social Security No. __________________________

Employee Date of Birth ________________/_______/_______
                              M            D       Y

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Insurance Applied For:    Amount of Insurance        Premium         Frequency

Voluntary Enriched Life   -------------------   ----------------   -------------
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[_] Level    [X] Increasing


[_] $5,000     Child Insurance Rider
   --------
(Coverage per child (must be less        __________________     _____________
than 18 years old at issue))             Additional Premium     Total Premium

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Beneficiary: _____________________________ Relationship: _______________________
           (Beneficiary will be Employee unless otherwise indicated)

Owner (Employee will be Owner unless otherwise indicated): _____________________
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HEALTH QUESTIONS
----------------
(PLEASE GIVE DETAILS TO "YES" ANSWERS IN REMARKS SECTION)

1.   Have you ever had or been advised to have surgery, or
     diagnosis or treatment for diabetes, heart disease or
     disorder, stroke, kidneys, respiratory or nervous system
     disorder, cancer, high blood pressure, or tumor?           [_] Yes   [_] No
2.   Have you been hospitalized at any time during the last
     five years?                                                [_] Yes   [_] No
3.   Have you received treatment or joined an organization
     because of alcohol or drug use or been medically
     advised to do so?                                          [_] Yes   [_] No
4.   a) Have you ever had or been treated or diagnosed by a
        member of the medical profession for AIDS (Acquired
        Immune Deficiency Syndrome) or ARC (AIDS Related
        Complex)?                                               [_] Yes   [_] No
     b) Have you tested positive for antibodies to the AIDS
        (Human Immunodeficiency Virus: HIV) virus?              [_] Yes   [_] No
5.   Are you disabled and/or not performing all of the duties
     of your occupation or profession?                          [_] Yes   [_] No
6.   Height___________________ Weight________________

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REMARKS:      (Use separate piece of paper if additional space is needed)
-------
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  Name &
Question #       Date       Nature of Condition       Duration         Result
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10917
(4/92)

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HOME OFFICE ENDORSEMENT:                       Plan #_________________________
------------------------
                                               Date of Issue _________________

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                                                        (Home Office Use Only)
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Employee hereby authorizes payroll deductions of any premiums paid for insurance purchased from Paragon Life Insurance Company.


                                       _________________________________________
                                                   Signature of Employee

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I have read the above questions and answers. I declare that the answers are
Complete and true to the best of my knowledge and belief. I agree that this application will be part of the policy, if one is issued.

     I authorize Paragon Life, its reinsurers, employees, insurance support organizations, and their representative to obtain information about me to evaluate this application. This information may be about (a) age; (b) medical history, condition and care; (c) physical and mental health; (d) income; (e) other personal characteristics; and (f) other insurance. It includes the use of alcohol, drugs, and tobacco.
     I authorize any physician, health care professional, hospital, clinic, medical facility, the Veterans Administration, the MIB, Inc., employer, or other insurance company to release information about me to Paragon Life or its representatives on receipt of this authorization. Paragon Life or its representatives may release this information about me to its reinsurers, MIB, Inc., or other insurance company to whom I have applied or to whom a claim has been made. No other release may be made except as allowed by law or I further authorize.
     This form is valid for 30 months from the date it is signed. A photographic copy is as valid as the original. I have a right to receive a copy of this upon request.



Dated at _______________________________ on ____________________________________
                 City and State                 Month        Day        Year

                                             ___________________________________
                                                Signature of Proposed Insured

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10917
(4/92)